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                                                                 Exhibit 10-B(a)


                           COLGATE-PALMOLIVE COMPANY

                     EXECUTIVE INCENTIVE COMPENSATION PLAN

As approved by the Stockholders April 25, 1962 and amended by the Board of Directors through November 1, 1996.

Section 1. Purpose of the Plan. The purpose of the Plan is to provide an incentive for executives and other key personnel who are in a position to contribute materially to the success of the Company; to reward accomplishment on their part; and to aid in attracting and holding executives of the caliber necessary for the continued growth and profitability of the Company.

Section 2. Stock Subject to Plan. Subject to adjustment as provided herein, the total number of shares of common stock available for grant under the Plan during any given calendar year shall be four tenths percent (.4%) of the total number of shares of common stock outstanding as of the first day of each such year beginning after December 31, 1993 for which the Plan is in effect; provided that any shares available for grant in a particular calendar year which are not, in fact, granted in such year shall be added to the shares available for grant in any subsequent calendar year.

Section 3. Awards. Awards pursuant to the Plan may be made to the persons who served as officers of the Company during the year for which such awards are made, and to other employees who served the Company during such period in executive capacities or in key administrative or technical positions.

Subject to Section 7, the form and amount of each award to a Designated Executive (as defined below) or any other officer of the Company shall be determined by and in the discretion of at least two members of the Personnel and Organization Committee (the "Committee"), each of whom shall be a Non-Employee Director (as defined below). The form and amount of each award to an employee who is not a Designated Executive or an officer of the Company shall be determined by the Chief Executive Officer of the Company with the approval of the Committee and in accordance with such regulations as may be prescribed from time to time by the Committee.

For the purposes of the Plan:

(1) "Company" means Colgate-Palmolive Company, a Delaware corporation, together with, when the context requires, its directly or indirectly owned subsidiaries.

(2) "Designated Executives" shall mean the Chairman and Chief Executive Officer of the Company and each officer, executive or other key employee designated in writing
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by the Committee prior to the commencement of the measurement period applicable to any award under the Plan.

(3) "Non-Employee Director" shall mean a member of the Board of Directors of the Company who qualifies as a Non-Employee Director as defined in Rule 16b-3(d)(3), as promulgated by the Securities and Exchange Commission or any successor agency (the "Commission") under the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto (the "Exchange Act"), or any successor definition adopted by the Commission, and also qualifies as an "outside director" for purposes of Section 162 (m) of the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto (the "Code").

Awards shall be made as soon as practicable after the close of the year for which they are made or during the year (subject to Section 7), at the Committee's discretion. They may be made payable in cash, in common stock of the Company, or partly in cash and partly in common stock of the Company, and may be made payable in whole or in part at the time the award is made or on a deferred basis in each case as determined by the Committee at the time the award is made. Deferred awards payable in common stock of the Company may take the form of "restricted stock", the vesting of which may be subject to such terms and conditions as the Committee may from time to time determine. The Committee may condition the grant and vesting of an award, whether payable in cash, common stock of the Company or otherwise, upon the attainment of specified performance goals relating to the participant or the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed, or upon such other factors or criteria as the Committee shall determine, which goals may be different for each award recipient. Awards of cash and common stock of the Company under the Plan for Designated Executives who may be "covered employees" within the meaning of Section 162 (m) of the Code shall be subject to preestablished performance goals in accordance with Section 7 hereof. Except as so limited, any or all deferred awards shall be made payable in one or more installments over a period of not more than fifteen years, as determined by the Committee when the awards are made. Subject to the same limitations, the Committee may at any time accelerate or defer the time of payment of the deferred balance of any award or awards made under the Plan.

If a participant dies, the balance of the award to him which remains unpaid at the time of his death shall be paid to his personal representatives in the same manner as if the participant were living.

In the event of a Change of Control of the Company, then notwithstanding any provision of this Plan to the contrary, the Company, upon the direction of the Committee, shall have the right to purchase from the trustee all the deferred shares of Company common stock held in trust for cash for a period of thirty days beginning on the first business day following a Change of Control of the Company; provided, however, that the Company shall not have the right to purchase deferred shares held for

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the account of any participant subject to Section 16 of the Exchange Act, without such participant's consent, if such purchase would cause the participant to incur liability under Section 16 of the Exchange Act. Such purchases shall be at fair market value on the date of the purchase, which shall be computed by taking the mean between the high and low prices for such date on the composite tape. The trustee shall hold such cash for the accounts of Plan participants and shall pay such amounts to participants as directed by the Committee in accordance with the Plan.

A "Change of Control" shall be deemed to have occurred upon the occurrence of any of the following events, unless and except to the extent otherwise determined by the Committee prior to the occurrence of such event (i) the acquisition by a third person, including a "group" as defined in Section 13(d)
(3) of the Act, of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, (ii) shareholder approval of a transaction for the acquisition of the Company, or substantially all of its assets, by another business entity or for a merger, reorganization, consolidation or other business combination to which the Company is a party, (iii) a change during any period of 24 months or less in the composition of a majority of the Board of Directors where such change has not been approved by a majority of the Board as constituted immediately prior to the commencement of such period or (iv) any other event determined by the Committee to be a Change of Control for purposes of the Plan.

Section 4. Dividend Equivalents. On each December 31 which is after the date of a deferred award in stock but prior to the date of termination of the participant's employment, and on the date of termination, the Company shall credit to the award shares of common stock of the Company of an aggregate value (to be determined as provided in Section 6) equal to the amount of dividends which the participant would have received since the date of the award or of the last previous credit to the award pursuant to this Section, whichever is later, if the number of shares payable in respect of the award had been registered in the name of the participant on each of the record dates for payment of any such dividends. The shares so credited to an award shall thereafter be included in and deemed a part of such award for the purpose of computing any future credit to the award pursuant to this Section 4.

On each date after termination of the participant's employment on which a dividend on the common stock of the Company shall be paid, the record date for which is after the date of a deferred award in stock and prior to the date of registration in the name of the participant of all the shares so payable in respect of such award, the Company shall pay to the participant with respect to any shares then payable in respect of the award, an amount in cash equal to the dividends which the participant would have received if such shares had been registered in his name on the record date for such dividends.

If a dividend on the common stock of the Company is made payable in property other than cash or common stock of the Company, the dividend equivalent with respect

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thereto shall be based on the fair market value of such property, as determined by the Committee in its discretion.

Section 5. Administration of the Plan. Full power to interpret, construe and administer the Plan shall, except as otherwise provided in the Plan, be vested in the Committee, which may adopt, alter, amend or revoke regulations for such purpose. The Board of Directors shall have the right to modify the Plan from time to time but no such modification shall, without prior approval of the stockholders, materially increase the amount available for awards, materially increase the benefits accruing to participants hereunder, materially modify the requirements regarding eligibility for participation in the Plan, or, without the consent of the participant affected, impair any award made prior to the effective date of the modification. Without limiting the generality of the foregoing, the Board of Directors, subject to the foregoing limitations, may amend or rescind any provision of the Plan and the Committee, subject to the foregoing limitations, may change the number of installments in which awards are payable, accelerate or defer the payment of installments, modify the conditions under which installments may be paid or modify the Plan to the extent that it determines that the provisions of Section 7, in whole or in part, are no longer required to preserve the deductibility of the payments thereunder under then applicable laws, rules, regulations and interpretations.

Section 6. General Provisions. Awards under the Plan shall constitute general obligations of the Company in accordance with the terms of the Plan and no recipient of an award shall be entitled to have his award satisfied out of any particular assets of the Company or out of any particular shares of treasury stock of the Company. No participant shall be deemed to be a stockholder with respect to any shares included in an award, prior to the registration of said shares in his name on the stock books of the Company.

Notwithstanding the foregoing, upon the direction of the Committee, the Company may by agreement with one or more trustees to be selected by the Committee, create a trust to receive and hold so many, as the Committee shall determine from time to time, of deferred awards made to participants under the Plan and dividend equivalents credited thereon and to make payments of such awards to participants in accordance with the terms of the Plan. In the event the Committee elects to create such a trust, the Committee shall transfer and pay over to the trustee so many, as the Committee shall determine from time to time, of the deferred awards (whether in cash or common stock of the Company) and dividend equivalents presently held by the Company for the account of participants and deferred awards and dividend equivalents hereafter made under the terms of the Plan. The trustee will hold all such deferred awards and dividend equivalents thereon in accordance with the terms of the trust agreement which shall contain such terms and conditions (not inconsistent with the Plan) as the Committee may deem advisable; provided, however, that the trust agreement shall require that (i) the trustee is to make all distributions to participants in accordance with the terms of the Plan; (ii) all trust assets shall remain subject to the claims of the

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judgment creditors of the Company; and (iii) no trust assets will be returned to the Company (except to satisfy the claims of judgment creditors) until all distributions due to participants under the Plan have been paid or provided for.

Shares of common stock which are awarded or credited to awards shall be shares reacquired by the Company for this purpose and shall be valued for the purpose of the award or credit, as the case may be, at the average cost per share (including brokerage) of all shares awarded or credited at the same time. Adjustments shall be made in cash for any fractional shares which would otherwise be included in the award or credit.

The amount of cash and the number of shares to be included in each installment payable on a deferred basis shall be determined immediately prior to payment of the first installment on such basis by dividing the amount of cash and the number of shares which are payable on such basis by the number of installments in which the award is payable. In the event that the number of shares is not equally divisible by the number of installments, the number of shares to be included in each installment other than the last shall be the number which, when multiplied by the number of installments, most nearly equals but does not exceed the total number of shares payable, and the last installment shall consist of the total number of shares minus all shares to be made payable prior thereto.

Subject to Section 7, if at any time after the date of an award in stock but prior to payment in full of all shares included in the award, there shall be a split-up, combination or reclassification of the shares of common stock of the Company, or payment of a dividend on the common stock of the Company in shares of common stock of the Company, or a consolidation, merger or sale of substantially all of the assets of the Company, the Committee shall make such change in the number and class of shares thereafter payable in respect of such award as shall, in the judgment of the Committee, appropriately reflect the effect of such split-up, combination, reclassification, stock dividend, consolidation, merger or sale of assets.

Any taxes which are required to be withheld from payments shall be deducted and withheld by the Company. In the case of awards of common stock of the Company, the Committee may allow the participant to irrevocably elect to pay such withholding (up to the maximum marginal tax rate applicable to the award) (i) by cash or check, (ii) from any cash award then payable to the participant, (iii) using previously-owned shares of Company common stock or (iv) from the shares of Company common stock then payable to the participant.

For the purposes of the Plan, retirement of a participant on January 1 of any year shall be deemed to have taken place as of December 31 of the preceding year.

Nothing contained in the Plan shall be deemed to limit or restrict the right of the Company and its subsidiaries to compensate any of their employees in whole or in part under separate commission or bonus plans or arrangements.

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No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge without the consent of the Committee. If any participant shall be adjudicated a bankrupt or attempt to anticipate, sell, assign, pledge or encumber any right hereunder without such consent, the Committee in its discretion may terminate all rights of such participant and may hold or apply the unpaid balance of the award, or any part thereof, for the benefit of his legal representatives, spouse, children, or other dependents, or any of them, in such manner and in such proportions as the Committee may deem proper. Payment of any award assigned with the consent of the Committee shall, in the event of the death of the assignor, be paid as specified in such assignment which shall take precedence over the mode of payment specified in the fourth paragraph of Section 3.

Any transaction effected pursuant to this Plan that is deemed to be a "Discretionary Transaction" as defined in Rule 16b-3(b) under the Securities Exchanged Act of 1934, as amended, that occurs within six months of an "opposite way" discretionary transaction (as described in Rule 16b-3(f) thereunder) is automatically voided and will be deferred until six months have elapsed from the date of the most recent "opposite way" discretionary transaction under any Plan of the Company.

Section 7. Procedures for Certain Designated Executives. Annual and Long-Term Incentive Awards of cash and common stock under the Plan for Designated Executives who may be "Covered Employees" within the meaning of Section 162 (m) of the Code shall be subject to preestablished performance objectives as set forth herein. Notwithstanding Section 6 hereof, the Committee shall not have discretion to modify the terms of awards to such Designated Executives except as specifically set forth in this Section 7. It is intended that all payments hereunder to Designated Executives who are Covered Employees will meet the requirements of 162 (m) and the regulations thereunder and will not be disallowed thereunder.

(a) Annual Incentive Awards.  (i) Annual Target Amount.  No later than ninety
(90) days after the commencement of the calendar year to which the goal relates, the Committee shall establish target amounts for annual awards ("Annual Target Amounts") for such of the Designated Executives who may be "covered employees", payment of which shall be conditioned upon satisfaction of specific performance objectives for such calendar year established by the Committee in writing at the time of establishment of the Annual Target Amount. After the close of the calendar year, the Committee shall grant an award (the "Annual Incentive Award") based upon a percentage or multiple of the pre-established Annual Target Amount. The Annual Target Amount will be established in writing by the Committee and will either be a fixed amount or an amount determined pursuant to a formula.
The extent to which the Annual Incentive Award will be payable will be based upon the degree of achievement of predetermined specific performance objectives over the calendar year; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable (under which circumstances the participant will not have

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the right to receive the full Annual Incentive Award even if the annual performance objectives are met).

(ii) Annual Performance Objectives. The performance objectives ("Annual Performance Objectives") established in writing by the Committee at the time the Annual Target Amount is established will be comprised of specified annual levels of one or more of the following performance measures: earnings per share, sales, net profit after tax, gross profit, operating profit, unit volume, return on equity, change in working capital, return on capital or shareholder return.

(iii) Payment of Annual Incentive Awards. At the time the Annual Target Amount is established, the Committee shall prescribe a formula to determine the percentage of the Annual Target Amount which may be payable based upon the degree of attainment of the Annual Performance Objectives, which shall be determined as of the last day of the calendar year. Prior to payment of any Annual Incentive Awards, the Committee must certify the degree of attainment of the applicable Annual Performance Objectives. Payments shall be made in cash or shares in accordance with the prescribed formula in amounts ranging from 0% to 200% of the Annual Target Amount.

(iv) Maximum Payable. The maximum amount payable to such Designated Executives for a given calendar year as an Annual Incentive Award is $2,000,000 in cash. The maximum amount will be adjusted annually to reflect increases in the Consumer Price Index-U published by the Bureau of Labor Statistics for each twelve month period commencing January 1.

(b) Long-Term Incentive Awards. (i) Long-Term Target Amount. No later than ninety (90) days after the commencement of a measurement period the Committee shall establish target amounts for long-term awards (the "Long-Term Target Amount") to such of the Designated Executives who may be "covered employees", payment of which shall be conditioned upon satisfaction of specific performance objectives measured over a period of greater than one year established by the Committee in writing at the time of establishment of the Long-Term Target Amount. After the expiration of the applicable measurement period, the Committee shall grant to each Designated Executive an award (the "Long-Term Incentive Award") based upon a percentage or multiple of the Long Term Target Amount. The Long-Term Target Amount will be established in writing by the Committee and will either be a fixed amount or an amount determined pursuant to a formula. The Long-Term Target Amount may be denominated either in terms of a target dollar amount or a specified target number of shares of common stock of the Company and may be payable in cash or common stock of the Company regardless of the denomination of the Long-Term Target Amount. The extent, if any, to which a Long-Term Incentive Award will be payable will be based upon the degree of achievement of predetermined performance objectives over a specified measurement period; provided, however, that the Committee may, in its sole discretion, reduce the amount which would otherwise be payable upon expiration of the measurement period (under which circumstances the participant will

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not have the right to receive the full amount of such Long-Term Incentive Award even if the long-term performance objectives are met).

(ii) Measurement Period. The measurement period will be a period of three calendar years, unless a longer or shorter period is otherwise selected and established in writing by the Committee at the time any Long-Term Target Amount is established (the period so specified being hereinafter referred to as the "Measurement Period").

(iii) Long-Term Performance Objectives. The performance objectives for any Measurement Period ("Long-Term Performance Objectives") established in writing by the Committee at the time the Long-Term Target Amount is established will be comprised of specified levels of one or more of the following performance measures: earnings per share, sales, net profit after tax, gross profit, operating profit, unit volume, return on equity, change in working capital, return on capital or shareholder return.

(iv) Payment of a Long-Term Incentive Award. At the time the Long-Term Target Amount is established, the Committee shall prescribe a formula to determine the percentage of the Long-Term Target Amount which may be payable based upon the degree of attainment of the Long-Term Performance Objectives which shall be determined as of the last day of the Measurement Period. Prior to payment of any Long-Term Incentive Awards, the Committee must certify the degree of attainment of the applicable Long-Term Performance Objectives. Payments of Long-Term Incentive Awards shall be made in accordance with the prescribed formula in amounts ranging from 0% to 175% of the Long-Term Target Amount. To the extent a Long-Term Target Amount is denominated in shares, after such Long-Term Target Amount is established and prior to the payment of the applicable Long-Term Incentive Award, the amount of shares payable to a Designated Executive will be adjusted to reflect a change in corporate capitalization such as a stock split or a corporate transaction such as a merger, spin-off or corporate split-up, reorganization, consolidation or partial or complete liquidation.

(v) Maximum Payable. The maximum amount payable to a Designated Executive for a given Measurement Period as a Long-Term Incentive Award is 50,000 shares of common stock of the Company. The maximum will be adjusted to reflect a change in corporate capitalization such as a stock split-up or a corporate transaction such as a merger or sale of stock or assets, reorganization, consolidation or partial or complete liquidation.

Section 8. Effective Date. The Plan shall be effective for the year 1962 and for each year thereafter until terminated by the Board of Directors.

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